Exhibit 99.1

PowerSecure Hosts Congressman Brad Miller, Jobs Growth Highlighted

Acceleration of the Company’s Utility Infrastructure Business Drives Jobs
Growth, with Revenues Expected to Increase Approximately 70% in 2011

Wake Forest, N.C. – September 20, 2011 – PowerSecure International, Inc. (Nasdaq: POWR) reported Congressman Brad Miller visited its Wake Forest headquarters, highlighting the Company’s significant jobs growth which is being fueled by strong growth in its Utility Infrastructure business. So far in 2011, the Company has created 80 new jobs, a 20% increase in employees, primarily to support its high growth Utility Infrastructure business. This business was up 68% during the first half of 2011 versus the same period in 2010, and the Company continues to see strong growth, with revenues expected to be up over 70% in second half of 2011 versus the same period in 2010, and expected full year 2011 revenue of over $40 million.

Driving the Company’s Utility Infrastructure revenue growth, which includes providing transmission and distribution engineering, construction, and maintenance services to electric utilities, is an increase in the number of utilities utilizing PowerSecure’s services, as well as a broadening of services provided to the Company’s existing utility customers. In just the past thirty days, the Company has initiated new relationships and deployed additional crews for three separate divisions of two large investor-owned utilities. In addition, the Company’s Utility Infrastructure team was recently very active in helping utilities along the East Coast with power restoration in areas hardest hit by Hurricane Irene.

Sidney Hinton, PowerSecure’s CEO, said, “We are very pleased to be able to host Congressman Miller and introduce him to our Company. His passion for innovation and appreciation for practical energy solutions that drive strong, sustainable benefits in the marketplace made a terrific impression on our team. Congressman Miller has been a strong supporter of the State of North Carolina and the thirteenth Congressional District for five terms, and we were thrilled to have the opportunity to share our business with him.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally, and related to the events described herein, including expectations for its Utility Infrastructure business and revenue; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

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